HEMT                       HOME EQUITY MORTGAGE TRUST
                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


                        FREE WRITING PROSPECTUS [2/08/06]



                               HEMT Series 2006-1
                                 [$560,330,200]




              Credit Suisse First Boston Mortgage Securities Corp.
                                    Depositor

                         U.S. Bank National Association
                                     Trustee



The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this preliminary free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the free writing prospectus provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

HEMT                       HOME EQUITY MORTGAGE TRUST
                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


          Home Equity Mortgage Pass-Through Certificates, Series 2006-1

Pricing Information

Offered Certificates (1):

--------------- ----------------- --------------------- -------------------- ---------- ---------------------
                  Approximate                                                                 Proposed
                  Certificate                                                   WAL           Ratings
    Class         Balance ($)          Bond Type            Coupon (2)        (Years)   (S&P/Moody's/Fitch)
--------------- ----------------- --------------------- -------------------- ---------- ---------------------
     A-1A        [201,000,000]         Senior/Adj           LIBOR+[ ]%         0.94         AAA/Aaa/AAA
--------------- ----------------- --------------------- -------------------- ---------- ---------------------
     A-1F        [150,000,000]        Senior/Fixed             [ ]%            0.94         AAA/Aaa/AAA
--------------- ----------------- --------------------- -------------------- ---------- ---------------------
     A-2         [50,000,000]         Senior/Fixed             [ ]%            2.31         AAA/Aaa/AAA
--------------- ----------------- --------------------- -------------------- ---------- ---------------------
     A-3         [37,150,000]          Senior/Adj           LIBOR+[ ]%         2.93         AAA/Aaa/AAA
--------------- ----------------- --------------------- -------------------- ---------- ---------------------
   A-R (4)           [100]          Senior/Residual        Net Funds Cap        N/A         AAA/---/---
--------------- ----------------- --------------------- -------------------- ---------- ---------------------
   A-RL (4)          [100]          Senior/Residual        Net Funds Cap        N/A         AAA/---/---
--------------- ----------------- --------------------- -------------------- ---------- ---------------------
     M-1         [28,170,000]        Mezzanine/Adj.         LIBOR+[ ]%         5.40         AA+/Aa1/AA+
--------------- ----------------- --------------------- -------------------- ---------- ---------------------
     M-2         [26,160,000]        Mezzanine/Adj.         LIBOR+[ ]%         4.98          AA/Aa2/AA
--------------- ----------------- --------------------- -------------------- ---------- ---------------------
     M-3         [10,640,000]        Mezzanine/Adj.         LIBOR+[ ]%         4.55         AA-/Aa3/AA-
--------------- ----------------- --------------------- -------------------- ---------- ---------------------
     M-4         [12,650,000]        Mezzanine/Adj.         LIBOR+[ ]%         4.38           A+/A1/A+
--------------- ----------------- --------------------- -------------------- ---------- ---------------------
     M-5         [11,210,000]        Mezzanine/Adj.         LIBOR+[ ]%         4.26            A/A2/A
--------------- ----------------- --------------------- -------------------- ---------- ---------------------
     M-6          [8,630,000]        Mezzanine/Adj.         LIBOR+[ ]%         4.17           A-/A3/A-
--------------- ----------------- --------------------- -------------------- ---------- ---------------------
     M-7          [9,200,000]        Mezzanine/Adj.         LIBOR+[ ]%         4.11        BBB+/Baa1/BBB+
--------------- ----------------- --------------------- -------------------- ---------- ---------------------
     M-8          [7,180,000]        Mezzanine/Adj.         LIBOR+[ ]%         4.06         BBB/Baa2/BBB
--------------- ----------------- --------------------- -------------------- ---------- ---------------------
     M-9          [8,340,000]        Mezzanine/Adj.         LIBOR+[ ]%         4.02        BBB-/Baa3/BBB-
--------------- ----------------- --------------------- -------------------- ---------- ---------------------
    Total        [560,330,200]
--------------- -----------------


Non-Offered Certificates (1):

--------------- ------------------- ------------------- ------------------- ------------ ----------------------
                   Approximate                                                                 Proposed
                   Certificate                                                  WAL             Ratings
    Class          Balance ($)          Bond Type           Coupon (2)        (Years)     (S&P/Moody's/Fitch)
--------------- ------------------- ------------------- ------------------- ------------ ----------------------
     B-1           [8,630,000]       Subordinate/Adj.       LIBOR+[ ]%         3.98           BB+/Ba1/BB+
--------------- ------------------- ------------------- ------------------- ------------ ----------------------
     X-1               [0]             Subordinate           Variable           N/A               N/A
--------------- ------------------- ------------------- ------------------- ------------ ----------------------
     X-2               [0]          Charged Off Loans         0.00%             N/A               N/A
--------------- ------------------- ------------------- ------------------- ------------ ----------------------
     X-S               [0]           Excess Servicing        Variable           N/A               N/A
--------------- ------------------- ------------------- ------------------- ------------ ----------------------
    P (3)             [100]               Senior          Net Funds Cap         N/A             AAA/NR
--------------- ------------------- ------------------- ------------------- ------------ ----------------------


(1) The collateral ramp assumes 15% CPR increasing by approximately [1.818%] to 35% CPR in month 12 and remains at 35% CPR thereafter. Bonds are priced to call. Initial class balances will be +/- 5% of that indicated.
(2) Coupons on the Offered Certificates and the B-1 Certificates are capped by the applicable Net Funds Cap as described below.
(3)  Receives the prepayment penalties collected on the mortgage loans.
(4)  Non-economic residual with the tax liabilities of the REMIC.

HEMT                       HOME EQUITY MORTGAGE TRUST
                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


SUMMARY TERMS

Underwriter:                 Credit Suisse Securities (USA) LLC

Depositor:                   Credit Suisse First Boston Mortgage Securities
                             Corp.

Servicers:                   Wilshire Credit Corporation (approximately 72.72%)
                             and Ocwen Loan Servicing, LLC (approximately
                             27.28%).

Trustee:                     U.S. Bank National Association

Swap Provider:               Credit Suisse International [`Aa3'/'P-1' Moody's;
                             `A+'/'A-1' S&P; `AA-`/'F-1+' Fitch]

Credit Risk Manager:         Clayton Fixed Income Services, Inc.

Cut-off Date:                February 1, 2006 for the initial mortgage loans.

Deal Settlement:             On or about February 28, 2006.

Investor Settlement:         On or about February 28, 2006.

Distribution Dates:          25th day of each month (or the next succeeding
                             business day), beginning in March 2006.

Accrual Periods:             With regard to the Offered Certificates (other than
                             the Class A-R Certificates and Class A-RL
                             Certificates) and the Class B-1 Certificates, the period commencing on the immediately preceding
                             Distribution Date (in the case of the first
                             Distribution Date, the closing date) and ending on the day immediately preceding the related
                             Distribution Date. For the Class A-R Certificates and Class A-RL Certificates, the calendar month preceding the month of that Distribution Date.

Delay Days:                  0 days with respect to the Offered Certificates
                             (other than the Class A-R Certificates and Class
                             A-RL Certificates) and the Class B-1 Certificates and 24 days with respect to the Class A-R
                             Certificates and Class A-RL Certificates.

Pricing Prepayment Speed:    100% of the prepayment assumption (the "PPC")
                             describes prepayments starting at 15% CPR in month
                             1, increasing by approximately [1.818%] CPR per month to 35% CPR in month 12, and remaining at 35%
                             CPR thereafter.

Prefunding Amount:           [TBD]

Offered Certificates:        The Class A-1A, Class A-1F,Class A-2, Class A-3,
                             Class A-R, Class A-RL, Class M-1, Class M-2, Class
                             M-3, Class M-4, Class M-5, Class M-6, Class M-7,
                             Class M-8 and Class M-9 Certificates.

ERISA Eligibility:           It is expected that the Offered Certificates (other
                             than the Class A-R Certificates and Class A-RL
                             Certificates) will be ERISA eligible after the termination of the Supplemental Interest Trust that holds the Swap Agreement. Prior to that time, persons using plan assets may purchase the Offered
                             Certificates (other than the Class A-R Certificates and Class A-RL Certificates) if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor.
                             Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan's acquisition and ownership of such certificates.

SMMEA Treatment:             The Certificates will not constitute "mortgage
                             related securities" for purposes of SMMEA.

Taxation:                    REMIC.

HEMT                       HOME EQUITY MORTGAGE TRUST
                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


Optional Termination:        10% optional clean-up call and 5% mandatory
                             auction.

Maximum Pool Balance:        The aggregate of the initial principal balance of
                             the mortgage loans plus the Prefunding Amount.

Coupon Step-up:              If the optional clean-up call is not exercised, the
                             pass-through margin will be increased by (i) the lesser of (a) 50 basis points and (b) the initial pass-through margin with respect to the Class A-1A
                             Certificates and Class A-3 Certificates and (ii) the lesser of (x) 50 basis points and (y) half the initial pass-through margin with respect to the Class M-1, Class M-2, Class M-3, Class M-4, Class
                             M-5, Class M-6, Class M-7, Class M-8, Class M-9 and
                             Class B-1 Certificates. If the optional clean-up call is not exercised, the pass-through rate on the Class A-1F Certificates and Class A-2 Certificates will increase by 50 basis points.

Net Funds Cap:               For any Distribution Date, will be the annual rate
                             equal to a fraction, expressed as a percentage, (a) the numerator of which is (1) the amount of interest which accrued on the mortgage loans, minus
                             (2) the sum of (i) the servicing fee, (ii) the trustee fee, (iii) the credit risk manager fee,
                             (iv) any Net Swap Payment owed to the Swap Provider and (v) any Swap Termination Payment owed to the Swap Provider and (b) the denominator of which is the product of (i) the aggregate collateral balance for the immediately preceding Distribution Date (or as of the cut-off date for the first Distribution
                             Date) and (ii) (x) in the case of Class A-1F, Class
                             A-2, Class A-R and Class A-RL Certificates, 1/12 and (y) in the case of the other Offered
                             Certificates and the Class B-1 Certificates, the actual number of days in the immediately preceding interest accrual period divided by 360.

Principal and Interest       Each servicer will be obligated to make cash
Advancing:                   advances with respect to delinquent payments of
                             principal and interest on the related mortgage loans to the extent deemed recoverable.

Accrued Certificate          For each class of Certificates, on any Distribution
Interest:                    Date, shall equal the amount of interest accrued
                             during the related Interest Accrual Period on the related Class Principal Balance.

Interest Carry Forward       For each class of Certificates, on any Distribution
Amount:                      Date, shall equal the sum of (i) the excess of (x)
                             the Accrued Certificate Interest for such class with respect to the immediately preceding
                             Distribution Date and any unpaid Interest Carry
                             Forward Amount from the immediately preceding
                             Distribution Date over (y) the amount actually distributed to such class with respect to interest on such immediately preceding Distribution Date, and (ii) interest on such excess at the Pass-Through Rate for such class.

Interest Remittance Amount:  For any Distribution Date, will equal (A) the sum of (i) all interest collected (other than Payaheads, if applicable) or advanced in respect of Scheduled Payments on the mortgage loans during the related Collection Period, the interest portion of Payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on the mortgage loans during the related Prepayment Period, less (x) the Expense Fee with respect to such mortgage loans and (y) unreimbursed Advances and other amounts due to the servicers or the trustee with respect to such mortgage loans, to the extent allocable to interest, (ii) all Compensating Interest paid by the servicers with respect to such mortgage loans and the related distribution date,
                             (iii) the portion of any Substitution Amount or purchase price paid with respect to such mortgage loans during the calendar month immediately preceding that distribution date allocable to interest, (iv) all Net Liquidation Proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid servicing fees) collected with respect to the mortgage loans during the related Collection Period, to the extent allocable to interest and (v) any amounts withdrawn from the capitalized interest account to pay interest on the certificates for such Distribution Date minus (vi) any Net Swap Payments owed to the Swap Provider or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Provider.

HEMT                       HOME EQUITY MORTGAGE TRUST
                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


Principal Remittance         For any Distribution Date will be equal to (A) the
Amount:                      sum of (i) all principal collected (other than
                             Payaheads) or advanced in respect of Scheduled
                             Payments on the mortgage loans during the related
                             Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicers and the trustee with respect to the mortgage loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related Collection Period, (ii) all principal prepayments on the mortgage loans received during the related Prepayment Period, (iii) the outstanding principal balance of each mortgage loan repurchased during the calendar month immediately preceding that Distribution Date, (iv) the portion of any substitution amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that Distribution Date allocable to principal, (v) all net liquidation proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) collected during the related Collection Period, to the extent allocable to principal, (vi) amounts withdrawn from the Swap Account to cover Realized
                             Losses on the mortgage loans incurred during the related Collection Period and (vii) regarding the May 2006 Distribution Date, the amount remaining in the Prefunding Account at the end of the Prefunding
                             Period minus (B) any Net Swap Payments owed to the Swap Provider or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap
                             Provider, to the extent not paid from the Interest
                             Remittance Amount for such Distribution Date and to the extent remaining upaid from any prior
                             Distribution Dates.

Excess Cashflow Loss         An amount equal to the lesser of (i) excess
Payment:                     cashflow for such distribution date and (ii) the
                             aggregate realized losses on the mortgage loans incurred during the related collection period, to the extent not covered by amounts received under the Swap Agreement, such amount to be added to the Principal Payment Amount.


Overcollateralization        For any Distribution Date will be equal to the
Release Amount:              lesser of (x) the Principal Remittance Amount for
                             such Distribution Date and (y) the amount, if any, by which (i) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of (a) the Principal Remittance Amount, (b) the Excess
                             Cashflow Loss Payment for such date and (c) any amount received under the Swap Agreement to cover
                             (x) realized losses on the mortgage loans incurred during the related Collection Period and (y) unpaid realized loss amounts, is applied on such date in reduction of the aggregate of the Class Principal
                             Balances of the certificates (to an amount not less than zero), exceeds (ii) the Targeted
                             Overcollateralization Amount for such date.

Principal Payment Amount:    For any Distribution Date will be equal to the
                             Principal Remittance Amount plus any Excess
                             Cashflow Loss Payment for such date, minus the Overcollateralization Release Amount, if any, for such date.

Swap Agreement:              On the Closing Date, the Trustee will enter into a
                             Swap Agreement (calculation of the Notional Amount is described on page [12]). Under the Swap
                             Agreement, (i) the Trust will be obligated to pay to the Swap Provider an amount equal to approximately [5.10]% per annum (30/360 accrual) of the notional amount for the related period and (ii) the Trust will be entitled to receive from the Swap
                             Provider an amount equal to the product of (a) one-month LIBOR (actual/360 accrual) and (b) the notional amount for the related period, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap Payment").

                             Generally, the Net Swap Payment will be deposited into a Swap Account by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement and as described on page [12].

                             Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

HEMT                       HOME EQUITY MORTGAGE TRUST
                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


Credit Enhancement: 1.   Excess cashflow.
                    2.   Net Swap Payments received from the Swap Provider (if
                         any).
                    3.   Overcollateralization.
                    4.   Subordination (see table below).

---------------- ----------------- ------------------- -------------------
                  Expected Initial   Expected Initial     Expected Final
 Class                 Credit         Target Credit       Target Credit
 (Aggregated)      Enhancement(1)     Enhancement(1)      Enhancement(2)
 ---------------- ----------------- ------------------- -------------------
 A(3)                  23.80%             27.95%              55.90%
 M-1                   18.90%             23.05%              46.10%
 M-2                   14.35%             18.50%              37.00%
 M-3                   12.50%             16.65%              33.30%
 M-4                   10.30%             14.45%              28.90%
 M-5                   8.35%              12.50%              25.00%
 M-6                   6.85%              11.00%              22.00%
 M-7                   5.25%              9.40%               18.80%
 M-8                   4.00%              8.15%               16.30%
 M-9                   2.55%              6.70%               13.40%
 B-1                   1.05%              5.20%               10.40%
 ---------------- ----------------- ------------------- -------------------

                    (1) Prior to stepdown date, based on Maximum Pool Balance.
                    (2) On or after stepdown date, based on current pool balance.
                    (3) Class A includes the Class A-1A, Class A-1F, Class A-2, Class A-3, Class A-R and Class A-RL Certificates.

Overcollateralization:    1.  Before the Stepdown Date, the required
                              overcollateralization amount is initially [5.20]% of the Maximum Pool Balance.
                          2.  On and after the Stepdown Date, the required
                              overcollateralization amount is [10.40]% of the outstanding pool balance (subject to a Trigger
                              Event).
                          3.  The required overcollateralization amount is
                              subject to a floor of [0.50]% of the Maximum Pool
                              Balance.
                          4.  On and after the Stepdown Date, if a Trigger Event
                              is in effect, the required overcollateralization amount is the same as the prior period's required
                              Overcollateralization Amount.

Senior Enhancement
Percentage:                  With respect to any Distribution Date, the
                             percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Balance of the Class
                             M-1, Class M-2, Class M-3, Class M-4, Class M-5,
                             Class M-6, Class M-7, Class M-8, Class M-9 and
                             Class B-1 Certificates and (ii) the
                             overcollateralization amount, in each case after giving effect to payments on such Distribution
                             Date, by (y) the aggregate pool balance for such Distribution Date.

Stepdown Date:               The later to occur of (i) the Distribution Date in
                             March 2009 and (ii) the first Distribution Date on which the Senior Enhancement Percentage (before giving effect to payments on the certificates on such Distribution Date) is greater than or equal to [55.90] %.

Trigger Event:               A Trigger Event will be in effect for any
                             Distribution Date if (a) the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months equals or exceeds [14.31]% of the Senior Enhancement
                             Percentage for such Distribution Date or (b) the cumulative realized losses on the mortgage loans exceed the percentage of the Maximum Pool Balance for that Distribution Date as specified below:

                             Distribution Date               Percentage of Maximum Pool Balance
                             -----------------               ----------------------------------
                             March 2006 - February 2009      N/A
                             March 2009 - February 2010      [4.30%] for the first month, plus an additional 1/12th
                                                               of [2.40%] for each month thereafter.
                             March 2010 - February 2011      [6.70%] for the first month, plus an additional 1/12th
                                                               of [1.90%] for each month thereafter.
                             March 2011 - February 2012      [8.60%] for the first month, plus an additional 1/12th
                                                               of [0.95%] for each month thereafter.
                             March 2012 and thereafter       [9.55%]

HEMT                       HOME EQUITY MORTGAGE TRUST
                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


Registration:                The Offered Certificates other than the Class A-R
                             Certificates and Class A-RL Certificates will be available in book-entry form through DTC, Clearstream, Luxembourg and Euroclear.

Source for Calculation of
One-Month LIBOR:             Telerate Page 3750.

Distributions to
Certificate holders:
                         I. The Interest Remittance Amount will be distributed on each Distribution Date as follows:
                             1. to the Class X-S Certificates, the aggregate excess servicing fee for such Distribution Date;
                             2. Concurrently to the Class A-R, Class A-RL, Class A-1A, Class A-1F, Class A-2, Class A-3 and Class P Certificates, Accrued Certificate Interest and any Interest Carry Forward Amounts for such Classes, pro rata;
                             3.   to the Class M-1 Certificates, Accrued
                                  Certificate Interest and any Interest Carry
                                  Forward Amount for such Class;
                             4.   to the Class M-2 Certificates, Accrued
                                  Certificate Interest and any Interest Carry
                                  Forward Amount for such Class;
                             5.   to the Class M-3 Certificates, Accrued
                                  Certificate Interest and any Interest Carry
                                  Forward Amount for such Class;
                             6.   to the Class M-4 Certificates, Accrued
                                  Certificate Interest and any Interest Carry
                                  Forward Amount for such Class;
                             7.   to the Class M-5 Certificates, Accrued
                                  Certificate Interest and any Interest Carry
                                  Forward Amount for such Class;
                             8.   to the Class M-6 Certificates, Accrued
                                  Certificate Interest and any Interest Carry
                                  Forward Amount for such Class;
                             9.   to the Class M-7 Certificates, Accrued
                                  Certificate Interest and any Interest Carry
                                  Forward Amount for such Class;
                             10.  to the Class M-8 Certificates, Accrued
                                  Certificate Interest and any Interest Carry
                                  Forward Amount for such Class;
                             11.  to the Class M-9 Certificates, Accrued
                                  Certificate Interest and any Interest Carry
                                  Forward Amount for such Class;
                             12.  to the Class B-1 Certificates, Accrued
                                  Certificate Interest and any Interest Carry
                                  Forward Amount for such Class; and
                             13.  for application as part of Monthly Excess
                                  Cashflow for such Distribution Date.

                        II. Collections of principal before the Stepdown Date, or during a Trigger Event, will be allocated in the following priority:
                             1.   on the Distribution Date in May 2011 or
                                  thereafter, to the Class P Certificates until the Class Principal Balances of such class has been reduced to zero.
                             2. to the Class A-R Certificates and the Class A-RL Certificates, concurrently on a pro rata basis, based on their respective Class Principal Balances, until the Class Principal Balances thereof have been reduced to zero, and then sequentially, as follows: (a) to the Class A-1A Certificates and Class A-1F Certificates, concurrently on a pro-rata basis, based on their respective Class Principal Balances, until the Class Principal Balances thereof have been reduced to zero, then (b) to the Class A-2 Certificates, until the Class Principal Balances thereof has been reduced to zero and then (c) to the Class A-3 Certificates, until the Class Principal
                                  Balances thereof has been reduced to zero.
                             3.   to the Class M-1 Certificates until the Class
                                  Principal Balance of such class has been
                                  reduced to zero;
                             4. to the Class M-2 Certificates until the Class Principal Balance of such class has been reduced to zero;
                             5. to the Class M-3 Certificates until the Class Principal Balance of such class has been reduced to zero;
                             6. to the Class M-4 Certificates until the Class Principal Balance of such class has been reduced to zero;
                             7. to the Class M-5 Certificates until the Class Principal Balance of such class has been reduced to zero;
                             8. to the Class M-6 Certificates until the Class Principal Balance of such class has been reduced to zero;
                             9. to the Class M-7 Certificates until the Class Principal Balance of such class has been reduced to zero;
                             10. to the Class M-8 Certificates until the Class Principal Balance of such class has been reduced to zero;
                             11. to the Class M-9 Certificates until the Class Principal Balance of such class has been reduced to zero;
                             12. to the Class B-1 Certificates until the Class Principal Balance of such class has been reduced to zero; and
                             13. for application as part of Monthly Excess Cashflow for such Distribution Date.

                       III. Collections of principal on and after the Stepdown Date and assuming no Trigger Event is in effect will be allocated in the following priority:

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                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


                             1. commencing on the Distribution Date in May 2011 or thereafter, to the Class P Certificates until the Class Principal Balance of such class has been reduced to zero.
                             2. Distributed sequentially, as follows: (a) to the Class A-1A Certificates and Class A-1F Certificates, concurrently on a pro-rata basis, based on their respective Class Principal Balances, until the Class Principal Balances thereof have been reduced to zero, then (b) to the Class A-2 Certificates until the Class Principal Balance thereof has been reduced to zero, and then (c) to the Class A-3 Certificates until the Class Principal Balance thereof has been reduced to zero, in each case, in accordance with the Target Credit Enhancement percentage for the Class A Certificates.
                             3. to the Class M-1 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-1 Certificates, until the Class Principal Balance of such class has been reduced to zero;
                             4. to the Class M-2 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-2 Certificates, until the Class Principal Balance of such class has been reduced to zero;
                             5. to the Class M-3 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-3 Certificates, until the Class Principal Balance of such class has been reduced to zero;
                             6. to the Class M-4 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-4 Certificates, until the Class Principal Balance of such class has been reduced to zero;
                             7. to the Class M-5 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-5 Certificates, until the Class Principal Balance of such class has been reduced to zero;
                             8. to the Class M-6 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-6 Certificates, until the Class Principal Balance of such class has been reduced to zero;
                             9. to the Class M-7 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-7 Certificates, until the Class Principal Balance of such class has been reduced to zero;
                             10. to the Class M-8 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-8 Certificates, until the Class Principal Balance of such class has been reduced to zero;
                             11. to the Class M-9 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-8 Certificates, until the Class Principal Balance of such class has been reduced to zero;
                             12. to the Class B-1 Certificates, in accordance with the Target Credit Enhancement percentage for the Class B-1 Certificates, until the Class Principal Balance of such class has been reduced to zero; and
                             13. for application as part of Monthly Excess Cashflow for such Distribution Date.


                        IV. Any amount distributed pursuant to clause (13) in clauses I, II and III above shall be distributed to the certificates in the following order of priority:

                             1. an amount equal to the aggregate realized losses on the mortgage loans incurred during the related collection period, such amount to be added to the Principal Payment Amount and distributed as set forth above in clauses II and III.
                             2. for the first Distribution Date, 100% of the Monthly Excess Cashflow available under this clause 2 will be released to the Class X-1 Certificates.
                             3. a) Prior to the Stepdown Date or if a Trigger Event is in effect, until the required overcollateralization amount is reached, according to clause II above; or b) On or after the Stepdown Date, provided no Trigger Event is in effect, until the required overcollateralization amount is reached, according to clause III above;
                             4. to the Class M-1 Certificates, any unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;
                             5. to the Class M-2 Certificates, any unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;
                             6. to the Class M-3 Certificates, any unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;
                             7. to the Class M-4 Certificates, any unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;
                             8. to the Class M-5 Certificates, any unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;
                             9. to the Class M-6 Certificates, any unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;
                             10. to the Class M-7 Certificates, any unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;
                             11. to the Class M-8 Certificates, any unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;

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                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


                             12. to the Class M-9 Certificates, any unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;
                             13. to the Class B-1 Certificates, any unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;
                             14. to the Class A-1A, Class A-1F, ClassA-2 and Class A-3 Certificates, pro rata based on amounts due, any applicable basis risk shortfall for each such Class, to the extent not paid from amounts on deposit in the Swap Account;
                             15. to the Class M-1 Certificates, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
                             16. to the Class M-2 Certificates, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
                             17. to the Class M-3 Certificates, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
                             18. to the Class M-4 Certificates, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
                             19. to the Class M-5 Certificates, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
                             20. to the Class M-6 Certificates, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
                             21. to the Class M-7 Certificates, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
                             22. to the Class M-8 Certificates, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
                             23. to the Class M-9 Certificates, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
                             24. to the Class B-1 Certificates, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
                             25. to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid;
                             26. to the Class X-1 Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and
                             27. to the Class A-R Certificates and Class A-RL Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class A-R Certificates and the Class A-RL Certificates under this clause
                                  (27).

Additional                   Information: Investors may find additional
                             information about the original characteristics and delinquency, loss and prepayment experience of certain prior securitized pools of similar assets prepared by the Seller at http://www.credit-suisse.hemt.static-pool.com.

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                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


Swap Agreement

         The Swap Agreement Lower Bound and Upper Bound amounts are shown on the following page. The Swap Agreement notional amount is determined as follows:

          1) if the aggregate Class Principal Balance of the Offered Certificates (other than the Class A-R Certificates and Class A-RL Certificates) and Class B-1 Certificates for the immediately preceding Distribution Date (or as of the cut-off date for the first Distribution Date) is greater than the Lower Bound and less than the Upper Bound, the Swap Agreement notional amount will be the difference between (i) the aggregate Class Principal Balance of the Offered Certificates (other than the Class A-R Certificates and Class A-RL Certificates) and Class B-1 Certificates for the immediately preceding Distribution Date (or as of the cut-off date for the first Distribution Date) and (ii) the aggregate Class Principal Balance of the Class A-1F Certificates and Class A-2 Certificates for the immediately preceding Distribution Date (or as of the cut-off date for the first Distribution Date).

          2) if the aggregate Class Principal Balance of the Offered Certificates (other than the Class A-R Certificates and Class A-RL Certificates) and Class B-1 Certificates for the immediately preceding Distribution Date (or as of the cut-off date for the first Distribution Date) is less than or equal to the Lower Bound, the Swap Agreement notional amount will be the difference between (i) the Lower Bound and (ii) the aggregate Class Principal Balance of the Class A-1F Certificates and Class A-2 Certificates for the immediately preceding Distribution Date (or as of the cut-off date for the first Distribution Date).

          3) if the aggregate Class Principal Balance of the Offered Certificates (other than the Class A-R Certificates and Class A-RL Certificates) and Class B-1 Certificates for the immediately preceding Distribution Date (or as of the cut-off date for the first Distribution Date) is greater than or equal to the Upper Bound, the Swap Agreement notional amount will be the difference between (i) the Upper Bound and (ii) the aggregate Class Principal Balance of the Class A-1F Certificates and Class A-2 Certificates for the immediately preceding Distribution Date (or as of the cut-off date for the first Distribution Date).

         Under the Swap Agreement, the Trust shall be obligated to pay to the Swap Provider an amount equal to approximately [5.10%] (per annum) (30/360 accrual) of the Swap Agreement notional amount for the related period and the trust will be entitled to receive from the Swap Provider an amount equal to the product of (i) One-Month LIBOR (as determined pursuant to the Swap Agreement) and (ii) the Swap Agreement notional amount for the related period, accrued (on an actual/360 basis) during each Swap Agreement accrual period until the Swap Agreement is retired. Only the Net Swap Payment of the two obligations above will be paid by the appropriate party.

HEMT                       HOME EQUITY MORTGAGE TRUST
                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


----------------------------------------------------------------------------------------
     Period        Payment Date       Lower Bound        Upper Bound      Fixed Payer
                                                                              Rate
----------------------------------------------------------------------------------------
       1             25-Mar-06       563,500,000.00     563,500,000.00       5.10%
----------------------------------------------------------------------------------------
       2             25-Apr-06       538,615,840.00     552,523,020.00       5.10%
----------------------------------------------------------------------------------------
       3             25-May-06       513,044,210.00     540,988,175.00       5.10%
----------------------------------------------------------------------------------------
       4             25-Jun-06       486,779,475.00     528,861,655.00       5.10%
----------------------------------------------------------------------------------------
       5             25-Jul-06       459,917,430.00     516,182,905.00       5.10%
----------------------------------------------------------------------------------------
       6             25-Aug-06       432,531,330.00     502,974,465.00       5.10%
----------------------------------------------------------------------------------------
       7             25-Sep-06       404,745,145.00     489,264,510.00       5.10%
----------------------------------------------------------------------------------------
       8             25-Oct-06       376,682,845.00     475,103,755.00       5.10%
----------------------------------------------------------------------------------------
       9             25-Nov-06       348,479,670.00     460,526,010.00       5.10%
----------------------------------------------------------------------------------------
       10            25-Dec-06       322,355,810.00     446,348,350.00       5.10%
----------------------------------------------------------------------------------------
       11            25-Jan-07       298,147,850.00     432,553,870.00       5.10%
----------------------------------------------------------------------------------------
       12            25-Feb-07       275,731,820.00     419,136,935.00       5.10%
----------------------------------------------------------------------------------------
       13            25-Mar-07       254,966,845.00     406,091,910.00       5.10%
----------------------------------------------------------------------------------------
       14            25-Apr-07       235,740,225.00     393,407,525.00       5.10%
----------------------------------------------------------------------------------------
       15            25-May-07       217,933,625.00     381,078,145.00       5.10%
----------------------------------------------------------------------------------------
       16            25-Jun-07       201,451,250.00     369,092,500.00       5.10%
----------------------------------------------------------------------------------------
       17            25-Jul-07       186,191,670.00     357,444,955.00       5.10%
----------------------------------------------------------------------------------------
       18            25-Aug-07       172,070,360.00     346,118,605.00       5.10%
----------------------------------------------------------------------------------------
       19            25-Sep-07       159,002,795.00     335,119,085.00       5.10%
----------------------------------------------------------------------------------------
       20            25-Oct-07       146,904,450.00     324,429,490.00       5.10%
----------------------------------------------------------------------------------------
       21            25-Nov-07       135,713,340.00     314,049,820.00       5.10%
----------------------------------------------------------------------------------------
       22            25-Dec-07       125,356,210.00     303,963,170.00       5.10%
----------------------------------------------------------------------------------------
       23            25-Jan-08       115,782,345.00     294,163,905.00       5.10%
----------------------------------------------------------------------------------------
       24            25-Feb-08       106,924,125.00     284,652,025.00       5.10%
----------------------------------------------------------------------------------------
       25            25-Mar-08       98,730,835.00      275,427,530.00       5.10%
----------------------------------------------------------------------------------------
       26            25-Apr-08       91,163,030.00      266,473,515.00       5.10%
----------------------------------------------------------------------------------------
       27            25-May-08       84,158,725.00      257,784,345.00       5.10%
----------------------------------------------------------------------------------------
       28            25-Jun-08       77,689,745.00      249,360,020.00       5.10%
----------------------------------------------------------------------------------------
       29            25-Jul-08       71,711,010.00      241,183,635.00       5.10%
----------------------------------------------------------------------------------------
       30            25-Aug-08       66,188,710.00      233,260,825.00       5.10%
----------------------------------------------------------------------------------------
       31            25-Sep-08       61,077,765.00      225,569,050.00       5.10%
----------------------------------------------------------------------------------------
       32            25-Oct-08       56,361,270.00      218,113,945.00       5.10%
----------------------------------------------------------------------------------------
       33            25-Nov-08             0            210,906,780.00       5.10%
----------------------------------------------------------------------------------------
       34            25-Dec-08             0            203,930,650.00       5.10%
----------------------------------------------------------------------------------------
       35            25-Jan-09             0            197,191,190.00       5.10%
----------------------------------------------------------------------------------------
       36            25-Feb-09             0            190,665,860.00       5.10%
----------------------------------------------------------------------------------------
       37            25-Mar-09             0            184,360,295.00       5.10%
----------------------------------------------------------------------------------------
       38            25-Apr-09             0            178,257,590.00       5.10%
----------------------------------------------------------------------------------------
       39            25-May-09             0            172,357,745.00       5.10%
----------------------------------------------------------------------------------------
       40            25-Jun-09             0            166,655,125.00       5.10%
----------------------------------------------------------------------------------------
       41            25-Jul-09             0            161,138,460.00       5.10%
----------------------------------------------------------------------------------------
       42            25-Aug-09             0            155,802,115.00       5.10%
----------------------------------------------------------------------------------------

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HEMT                       HOME EQUITY MORTGAGE TRUST
                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


Swap Payments:               Funds payable under the Swap Agreement (i.e., Swap
                             Payment from either the trust or the Swap Provider) will be deposited into the Swap Account.

                             Funds payable under the Swap Agreement in the Swap Account which are payable to the Swap Provider will be distributed from any available funds prior to distributions on the Certificates (as described herein under "Distributions to Certificate holders" (page 7)) on each Distribution Date in the following order of priority:

                                        1.   To the Swap Provider, any Net Swap
                                             Payment owed for such Distribution
                                             Date; and
                                        2.   To the Swap Provider, any Swap
                                             Termination Payment not due to a
                                             Swap Provider Trigger Event.

                             Funds payable under the Swap Agreement in the Swap Account that are payable to the trust will be distributed on each Distribution Date in the following order of priority:

                                1. To the Principal Remittance Amount, up to the amount of realized losses on the mortgage loans incurred during the related Collection Period, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 8) on such Distribution Date;
                                2.    To pay the Class M-1, Class M-2, Class
                                      M-3, Class M-4, Class M-5, Class M-6,
                                      Class M-7, Class M-8, Class M-9 and Class
                                      B-1 Certificates, in that order, any
                                      unpaid realized loss amounts, with
                                      interest therein at the applicable
                                      pass-through rate, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 8) on such Distribution Date; and
                                3. To pay sequentially, (i) the Class A-1A, Class A-1F, Class A-2 and Class A-3 Certificates, on a pro-rata basis, and
                                      (ii) the Class M-1, Class M-2, Class M-3,
                                      Class M-4, Class M-5, Class M-6, Class
                                      M-7, Class M-8, Class M-9 and Class B-1
                                      Certificates, in that order, any
                                      applicable basis risk shortfall for each such class, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under
                                      Section IV (page 8) on such Distribution
                                      Date.

                             Any amounts paid under the Swap Agreement not used
                             to cover realized losses on the mortgage loans, to
                             pay unpaid realized loss amounts or related basis
                             risk shortfalls will remain on deposit in the Swap
                             Account and will be available on future
                             distribution dates to make the payments described
                             in 1. through 3. above. On the Distribution Date on
                             which the aggregate principal balance of the
                             Offered Certificates and the Class B-1 Certificates
                             is reduced to zero, any amounts remaining in the
                             Swap Account will be distributed to the Class X-1
                             Certificates.
Swap Provider Downgrade
Provisions:                  If the Swap Provider's ratings fall below:

                                            o   a short-term credit rating of
                                                "A-1" by Standard & Poor's; or


                                            o   a short-term credit rating of
                                                "P-1" and long-term credit
                                                rating of "A-1" by Moody's;


                              The Swap Provider is required, at it's cost, to perform, in a manner satisfactory to the Rating Agencies, in order to confirm that the ratings on the Certificates will be the same as the ratings in effect prior to such downgrade of the Swap Provider, one or more actions, including, but not limited to:

                                            o   furnishing a guarantee from a
                                                guarantor rated greater than or
                                                equal to "A+" by Standard &
                                                Poor's and "Aa3" by Moody's;

                                            o   post collateral according to the
                                                terms of the Swap Agreement; or

                                            o   replacing the Swap Provider with
                                                a party that has a rating
                                                greater than or equal to "A+" by
                                                Standard & Poor's and "A-1" and
                                                "P-1" by Moody's.

Replacement of a Swap         If the credit ratings of the Swap Provider are
Agreement following           downgraded to a rating level below "BBB-" by
Termination:                  Standard & Poor's, "A-3" or "P-2" by Moody's or
                              "A" or "F-1" by Fitch, then the Swap Provider must, in a manner satisfactory to the Rating
                              Agencies in order to confirm that the ratings on the Certificates will be the same as the ratings in effect prior to such downgrade, seek to replace itself with a substitute Provider, but only on the conditions specified in the pooling and servicing agreement.

HEMT                       HOME EQUITY MORTGAGE TRUST
                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


Bond Summary (Assumes no losses, 1-month LIBOR at 4.571%, 1-year LIBOR at
          4.951%, 100% PPC and business day convention ignored, Actual/360 day count convention). Class A-1 below includes Class A-1A and Class A-1F

----------------------------------------------------------------
To Call
----------------------------------------------------------------
Class A-1      50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
----------------------------------------------------------------
Average Life    1.91      1.25      0.94      0.63      0.46
----------------------------------------------------------------
First Pay      Mar-06    Mar-06    Mar-06    Mar-06    Mar-06
----------------------------------------------------------------
Last Pay       Jul-11    Dec-08    Mar-08    Jun-07    Jan-07
----------------------------------------------------------------

----------------------------------------------------------------
Class A-2      50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
----------------------------------------------------------------
Average Life    7.22      4.46      2.31      1.44      1.00
----------------------------------------------------------------
First Pay      Jul-11    Dec-08    Mar-08    Jun-07    Jan-07
----------------------------------------------------------------
Last Pay       Sep-15    May-12    Sep-08    Sep-07    Mar-07
----------------------------------------------------------------

----------------------------------------------------------------
Class A-3      50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
----------------------------------------------------------------
Average Life   11.02      7.28      2.93      1.71      1.19
----------------------------------------------------------------
First Pay      Sep-15    May-12    Sep-08    Sep-07    Mar-07
----------------------------------------------------------------
Last Pay       Jun-17    Aug-13    Jul-11    Dec-07    Jun-07
----------------------------------------------------------------

----------------------------------------------------------------
Class M-1      50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
----------------------------------------------------------------
Average Life    7.47      5.23      5.40      1.98      1.36
----------------------------------------------------------------
First Pay      Sep-09    Nov-09    Jul-11    Dec-07    Jun-07
----------------------------------------------------------------
Last Pay       Jun-17    Aug-13    Jul-11    Apr-08    Jul-07
----------------------------------------------------------------

----------------------------------------------------------------
Class M-2      50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
----------------------------------------------------------------
Average Life    7.47      5.12      4.98      2.26      1.53
----------------------------------------------------------------
First Pay      Sep-09    Aug-09    Jul-10    Apr-08    Jul-07
----------------------------------------------------------------
Last Pay       Jun-17    Aug-13    Jul-11    Jul-08    Oct-07
----------------------------------------------------------------

----------------------------------------------------------------
Class M-3      50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
----------------------------------------------------------------
Average Life    7.47      5.08      4.55      2.47      1.67
----------------------------------------------------------------
First Pay      Sep-09    Jul-09    Apr-10    Jul-08    Oct-07
----------------------------------------------------------------
Last Pay       Jun-17    Aug-13    Jul-11    Sep-08    Nov-07
----------------------------------------------------------------

----------------------------------------------------------------
Class M-4      50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
----------------------------------------------------------------
Average Life    7.47      5.05      4.38      2.64      1.77
----------------------------------------------------------------
First Pay      Sep-09    Jun-09    Jan-10    Sep-08    Nov-07
----------------------------------------------------------------
Last Pay       Jun-17    Aug-13    Jul-11    Nov-08    Dec-07
----------------------------------------------------------------

----------------------------------------------------------------
Class M-5      50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
----------------------------------------------------------------
Average Life    7.47      5.04      4.26      2.83      1.89
----------------------------------------------------------------
First Pay      Sep-09    Jun-09    Nov-09    Nov-08    Dec-07
----------------------------------------------------------------
Last Pay       Jun-17    Aug-13    Jul-11    Jan-09    Feb-08
----------------------------------------------------------------

----------------------------------------------------------------
Class M-6      50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
----------------------------------------------------------------
Average Life    7.47      5.02      4.17      3.07      2.01
----------------------------------------------------------------
First Pay      Sep-09    May-09    Sep-09    Jan-09    Feb-08
----------------------------------------------------------------
Last Pay       Jun-17    Aug-13    Jul-11    May-09    Mar-08
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
Class M-7      50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
----------------------------------------------------------------
Average Life    7.47      5.02      4.11      3.24      2.07
----------------------------------------------------------------
First Pay      Sep-09    May-09    Aug-09    May-09    Mar-08
----------------------------------------------------------------
Last Pay       Jun-17    Aug-13    Jul-11    May-09    Mar-08
----------------------------------------------------------------

----------------------------------------------------------------
Class M-8      50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
----------------------------------------------------------------
Average Life    7.47      5.00      4.06      3.24      2.07
----------------------------------------------------------------
First Pay      Sep-09    Apr-09    Jul-09    May-09    Mar-08
----------------------------------------------------------------
Last Pay       Jun-17    Aug-13    Jul-11    May-09    Mar-08
----------------------------------------------------------------

----------------------------------------------------------------
Class M-9      50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
----------------------------------------------------------------
Average Life    7.47      5.00      4.02      3.24      2.07
----------------------------------------------------------------
First Pay      Sep-09    Apr-09    Jun-09    May-09    Mar-08
----------------------------------------------------------------
Last Pay       Jun-17    Aug-13    Jul-11    May-09    Mar-08
----------------------------------------------------------------

HEMT                       HOME EQUITY MORTGAGE TRUST
                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


-----------------------------------------------------------------
To Maturity
-----------------------------------------------------------------
Class A-1       50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
-----------------------------------------------------------------
Average Life     1.91      1.25      0.94      0.63      0.46
-----------------------------------------------------------------
First Pay       Mar-06    Mar-06    Mar-06    Mar-06    Mar-06
-----------------------------------------------------------------
Last Pay        Jul-11    Dec-08    Mar-08    Jun-07    Jan-07
-----------------------------------------------------------------

-----------------------------------------------------------------
Class A-2       50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
-----------------------------------------------------------------
Average Life     7.22      4.46      2.31      1.44      1.00
-----------------------------------------------------------------
First Pay       Jul-11    Dec-08    Mar-08    Jun-07    Jan-07
-----------------------------------------------------------------
Last Pay        Sep-15    May-12    Sep-08    Sep-07    Mar-07
-----------------------------------------------------------------

-----------------------------------------------------------------
Class A-3       50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
-----------------------------------------------------------------
Average Life    12.99      9.19      3.23      1.71      1.19
-----------------------------------------------------------------
First Pay       Sep-15    May-12    Sep-08    Sep-07    Mar-07
-----------------------------------------------------------------
Last Pay        Jun-22    Jun-22    Mar-18    Dec-07    Jun-07
-----------------------------------------------------------------

-----------------------------------------------------------------
Class M-1       50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
-----------------------------------------------------------------
Average Life     8.05      5.77      7.27      1.98      1.36
-----------------------------------------------------------------
First Pay       Sep-09    Nov-09    Aug-11    Dec-07    Jun-07
-----------------------------------------------------------------
Last Pay        Jun-22    Oct-20    Feb-17    Apr-08    Jul-07
-----------------------------------------------------------------

-----------------------------------------------------------------
Class M-2       50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
-----------------------------------------------------------------
Average Life     8.05      5.65      5.37      2.26      1.53
-----------------------------------------------------------------
First Pay       Sep-09    Aug-09    Jul-10    Apr-08    Jul-07
-----------------------------------------------------------------
Last Pay        Jun-22    Mar-20    Jun-16    Jul-08    Oct-07
-----------------------------------------------------------------

-----------------------------------------------------------------
Class M-3       50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
-----------------------------------------------------------------
Average Life     8.05      5.59      4.93      2.47      1.67
-----------------------------------------------------------------
First Pay       Sep-09    Jul-09    Apr-10    Jul-08    Oct-07
-----------------------------------------------------------------
Last Pay        Jun-22    Jul-19    Jan-16    Sep-08    Nov-07
-----------------------------------------------------------------

-----------------------------------------------------------------
Class M-4       50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
-----------------------------------------------------------------
Average Life     8.05      5.56      4.76      2.64      1.77
-----------------------------------------------------------------
First Pay       Sep-09    Jun-09    Jan-10    Sep-08    Nov-07
-----------------------------------------------------------------
Last Pay        Jun-22    Mar-19    Oct-15    Nov-08    Dec-07
-----------------------------------------------------------------

-----------------------------------------------------------------
Class M-5       50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
-----------------------------------------------------------------
Average Life     8.05      5.53      4.62      2.83      1.89
-----------------------------------------------------------------
First Pay       Sep-09    Jun-09    Nov-09    Nov-08    Dec-07
-----------------------------------------------------------------
Last Pay        Jun-22    Oct-18    Jun-15    Jan-09    Feb-08
-----------------------------------------------------------------

-----------------------------------------------------------------
Class M-6       50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
-----------------------------------------------------------------
Average Life     8.05      5.50      4.52      4.39      2.01
-----------------------------------------------------------------
First Pay       Sep-09    May-09    Sep-09    Jan-09    Feb-08
-----------------------------------------------------------------
Last Pay        Jun-22    May-18    Feb-15    Apr-13    Mar-08
-----------------------------------------------------------------

-----------------------------------------------------------------
Class M-7       50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
-----------------------------------------------------------------
Average Life     8.05      5.48      4.44      5.47      2.12
-----------------------------------------------------------------
First Pay       Sep-09    May-09    Aug-09    Feb-11    Mar-08
-----------------------------------------------------------------
Last Pay        Jun-22    Feb-18    Nov-14    Apr-12    Apr-08
-----------------------------------------------------------------

-----------------------------------------------------------------
Class M-8       50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
-----------------------------------------------------------------
Average Life     8.05      5.44      4.37      4.67      2.26
-----------------------------------------------------------------
First Pay       Sep-09    Apr-09    Jul-09    Jul-10    Apr-08
-----------------------------------------------------------------
Last Pay        Jun-22    Sep-17    Jun-14    Feb-11    Jun-08
-----------------------------------------------------------------

-----------------------------------------------------------------
Class M-9       50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
-----------------------------------------------------------------
Average Life     8.02      5.40      4.31      4.22      2.39
-----------------------------------------------------------------
First Pay       Sep-09    Apr-09    Jun-09    Feb-10    Jun-08
-----------------------------------------------------------------
Last Pay        Jun-22    Apr-17    Mar-14    Dec-10    Aug-08
-----------------------------------------------------------------

HEMT                       HOME EQUITY MORTGAGE TRUST
                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


Net Funds Cap (Assumes no losses, adjusted for Net Swap Payment owed to the Swap
          Provider, 1-month LIBOR at 5.571%, 1-year LIBOR at 5.951%, 100% PPC, business day convention ignored, Act/360 day count convention)

------------------------------------------------------------------------
   Period    Net Funds     Period    Net Funds    Period    Net Funds
                Cap                     Cap                    Cap
------------------------------------------------------------------------
     1         11.54%        41        9.61%        81        9.31%
     2         9.31%         42        9.30%        82        9.62%
     3         9.62%         43        9.30%        83        9.31%
     4         9.30%         44        9.61%        84        9.31%
     5         9.61%         45        9.30%        85        10.31%
     6         9.30%         46        9.61%        86        9.31%
     7         9.30%         47        9.30%        87        9.62%
     8         9.61%         48        9.30%        88        9.31%
     9         9.30%         49       10.30%        89        9.62%
     10        9.61%         50        9.30%        90        9.31%
     11        9.30%         51        9.61%        91        9.31%
     12        9.30%         52        9.30%        92        9.62%
     13        10.30%        53        9.61%        93        9.31%
     14        9.30%         54        9.30%        94        9.62%
     15        9.61%         55        9.30%        95        9.31%
     16        9.30%         56        9.63%        96        9.31%
     17        9.61%         57        9.31%        97        10.31%
     18        9.30%         58        9.62%        98        9.31%
     19        9.30%         59        9.31%        99        9.62%
     20        9.61%         60        9.31%       100        9.31%
     21        9.30%         61       10.31%       101        9.62%
     22        9.61%         62        9.31%       102        9.31%
     23        9.30%         63        9.62%       103        9.31%
     24        9.30%         64        9.31%       104        9.62%
     25        9.94%         65        9.62%       105        9.31%
     26        9.30%         66        9.31%       106        9.62%
     27        9.61%         67        9.31%       107        9.31%
     28        9.30%         68        9.62%       108        9.31%
     29        9.61%         69        9.31%       109        10.30%
     30        9.30%         70        9.62%       110        9.31%
     31        9.30%         71        9.31%       111        9.62%
     32        9.61%         72        9.31%       112        9.31%
     33        9.30%         73        9.96%       113        9.62%
     34        9.61%         74        9.31%       114        9.31%
     35        9.30%         75        9.62%       115        9.31%
     36        9.30%         76        9.31%       116        9.62%
     37        10.30%        77        9.62%       117        9.31%
     38        9.30%         78        9.31%       118        9.62%
     39        9.61%         79        9.31%       119        9.30%
     40        9.30%         80        9.62%       120        9.30%
------------------------------------------------------------------------

HEMT                       HOME EQUITY MORTGAGE TRUST
                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


Excess Spread (Assumes no losses, no basis risk shortfall payback, approximated forward 1-month LIBOR as shown below, 1-month LIBOR to 1 year LIBOR spread is assumed to be a constant 0.38%, 100% PPC, business day convention ignored)

---------------------------------------------------------------------------------------------------------
Period  1-month LIBOR Excess Spread Period 1-month LIBOR Excess SpreadPeriod 1-month LIBOR Excess Spread
---------------------------------------------------------------------------------------------------------
   1        4.57%         5.11%      41       4.99%         4.30%      81        5.09%         4.00%
   2        4.69%         4.19%      42       5.00%         4.32%      82        5.10%         4.17%
   3        4.81%         4.21%      43       5.01%         4.27%      83        5.10%         3.99%
   4        4.85%         4.21%      44       5.03%         4.45%      84        5.11%         3.99%
   5        4.93%         4.24%      45       5.04%         4.27%      85        5.11%         4.52%
   6        5.01%         4.24%      46       5.05%         4.44%      86        5.12%         4.01%
   7        4.95%         4.26%      47       5.05%         4.27%      87        5.12%         4.22%
   8        4.99%         4.29%      48       5.06%         4.26%      88        5.12%         4.09%
   9        5.03%         4.29%      49       5.06%         4.78%      89        5.13%         4.30%
  10        4.96%         4.32%      50       5.07%         4.26%      90        5.13%         4.17%
  11        4.96%         4.33%      51       5.07%         4.44%      91        5.13%         4.21%
  12        4.92%         4.35%      52       5.08%         4.26%      92        5.13%         4.43%
  13        4.92%         4.41%      53       5.08%         4.43%      93        5.13%         4.30%
  14        4.95%         4.39%      54       5.08%         4.26%      94        5.13%         4.52%
  15        4.97%         4.43%      55       5.08%         4.26%      95        5.13%         4.39%
  16        5.00%         4.44%      56       5.09%         4.41%      96        5.12%         4.44%
  17        5.02%         4.47%      57       5.09%         4.24%      97        5.12%         4.99%
  18        5.04%         4.46%      58       5.09%         4.41%      98        5.12%         4.54%
  19        5.06%         4.46%      59       5.09%         4.24%      99        5.12%         4.75%
  20        5.08%         4.49%      60       5.09%         4.24%      100       5.11%         4.64%
  21        5.08%         4.47%      61       5.09%         4.76%      101       5.11%         4.85%
  22        5.09%         4.50%      62       5.08%         4.24%      102       5.11%         4.74%
  23        5.08%         4.49%      63       5.08%         4.42%      103       5.12%         4.80%
  24        5.07%         4.49%      64       5.08%         4.25%      104       5.12%         5.00%
  25        5.04%         4.53%      65       5.08%         4.42%      105       5.12%         4.90%
  26        5.02%         4.50%      66       5.08%         4.02%      106       5.13%         5.10%
  27        5.00%         4.53%      67       5.08%         4.02%      107       5.13%         5.00%
  28        4.98%         4.52%      68       5.08%         4.19%      108       5.14%         5.05%
  29        4.96%         4.55%      69       5.08%         4.02%      109       5.14%         5.54%
  30        4.94%         4.53%      70       5.08%         4.19%      110       5.15%         5.16%
  31        4.92%         4.54%      71       5.08%         4.02%      111       5.16%         5.36%
  32        4.91%         4.58%      72       5.08%         4.02%      112       5.17%         5.28%
  33        4.91%         4.57%      73       5.08%         4.37%      113       5.17%         5.48%
  34        4.90%         4.61%      74       5.08%         4.02%      114       5.18%         5.40%
  35        4.91%         4.60%      75       5.08%         4.19%      115       5.19%         5.47%
  36        4.91%         4.62%      76       5.08%         4.01%      116       5.19%         5.68%
  37        4.93%         4.71%      77       5.08%         4.18%      117       5.20%         5.62%
  38        4.94%         4.45%      78       5.08%         4.01%      118       5.20%         5.82%
  39        4.96%         4.28%      79       5.09%         4.01%      119       5.21%         5.77%
  40        4.97%         4.19%      80       5.09%         4.18%      120       5.21%         5.85%
---------------------------------------------------------------------------------------------------------

HEMT                       HOME EQUITY MORTGAGE TRUST
                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


Breakeven CDRs

The Breakeven CDR for a class is the maximum CDR at which such class will NOT be written down (with a 0.1% increment) at the corresponding scenario assumptions. The table below is generated with the following assumptions: 100% PPC, Forward LIBOR as shown in the Excess Spread table above, 100% Loss Severity, Trigger Event is in effect for every Distribution Date, no stepdown, 6 month lag, and 100% servicer advances.


      --------------------------------------------------------------------
          Class     Breakeven CDR     Collateral Cum Loss        WAL
      --------------------------------------------------------------------
           M-1          13.8%                26.60%              6.53
           M-2          11.1%                22.28%              7.02
           M-3          10.0%                20.41%              8.40
           M-4           8.8%                18.30%              8.37
           M-5           7.8%                16.48%              8.90
           M-6           7.0%                14.99%              9.41
           M-7           6.2%                13.45%              9.76
           M-8           5.5%                12.07%              9.98
           M-9           4.8%                10.66%             10.26
      --------------------------------------------------------------------

HEMT                       HOME EQUITY MORTGAGE TRUST
                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


Statistical Collateral Summary - Total Pool

All information on the Mortgage Loans is approximate and is based off of scheduled balances as of the 2/1/06 cutoff date. All Mortgage Loan characteristics are subject to a +/-10% variance. In the final pool, thirty day delinquencies and sixty day delinquencies will represent less than 1.50% and 0.50% of the Mortgage Loans, respectively.

-----------------------------------------------------------------------------------------------------------------------------
Total Number of Loans                                                     10,315
Total Outstanding Loan Balance                            $       538,284,667.97                         Min             Max
                                                                                ---------------------------------------------
Average Loan Current Balance                              $            52,184.65        $           5,090.81      399,841.04
Weighted Average Combined LTV                                             94.01%                       6.67%         100.00%
Weighted Average Coupon                                                   10.14%                       5.25%          16.13%
Weighted Average FICO (Non-Zero)                                             692
Weighted Average Age (Months)                                                  9
% Prepayment Penalties                                                    30.49%
% Balloons                                                                74.50%
% Second Liens                                                            99.92%
% Adjustable Rate                                                          6.73%
-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
                                        Aggregate   Weighted % of Loans by    Weighted       Weighted    Weighted
                       Number of        Scheduled    Average     Scheduled     Average  Average Comb.     Average    % Owner
Scheduled Balance          Loans          Balance        Age       Balance        FICO            LTV      Coupon   Occupied
-----------------------------------------------------------------------------------------------------------------------------
0.01 - 25,000.00           2,430    42,436,381.08         24          7.88         668          85.20       11.04      76.12
25,000.01 - 50,000.00      3,763   136,711,765.93         10         25.40         684          92.92       10.18      86.72
50,000.01 - 75,000.00      2,053   126,899,664.52          6         23.57         692          95.61       10.07      92.22
75,000.01 - 100,000.00     1,022    89,193,766.74          6         16.57         696          96.25       10.15      93.57
100,000.01 - 125,000.00      540    60,423,882.94          5         11.23         701          96.60        9.87      97.01
125,000.01 - 150,000.00      284    39,136,733.63          6          7.27         702          94.25        9.87      93.16
150,000.01 - 175,000.00       90    14,641,441.12          5          2.72         704          95.42        9.95      91.06
175,000.01 - 200,000.00       90    17,246,495.95          6          3.20         707          93.57        9.95      94.32
200,000.01 - 225,000.00        7     1,493,592.81         19          0.28         681          86.36        9.67     100.00
225,000.01 - 250,000.00       10     2,424,277.29          9          0.45         729          81.67        9.11      90.45
250,000.01 - 275,000.00       11     2,905,403.98          9          0.54         721          96.55       10.17     100.00
275,000.01 - 300,000.00       11     3,244,513.52          9          0.60         698          92.56       10.32      91.37
350,000.01 - 375,000.00        1       357,026.79          4          0.07         697          80.00        8.63     100.00
375,000.01 - 400,000.00        3     1,169,721.67         16          0.22         729          81.08        9.31      65.82
-----------------------------------------------------------------------------------------------------------------------------
Total:                    10,315  $538,284,667.97          9        100.00         692          94.01       10.14      90.42
=============================================================================================================================

HEMT                       HOME EQUITY MORTGAGE TRUST
                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


-----------------------------------------------------------------------------------------------------------------------------
                                       Aggregate             % of Loans by    Weighted      Weighted     Weighted
                       Number          Scheduled    Weighted     Scheduled     Average Average Comb.      Average    % Owner
FICO                   of Loans          Balance Average Age       Balance        FICO           LTV       Coupon   Occupied
-----------------------------------------------------------------------------------------------------------------------------
<= 550                      386    10,380,769.37          50          1.93         507         74.06        12.84      96.84
551 - 575                   149     3,393,632.16          49          0.63         563         72.22        12.45      95.75
576 - 600                   162     5,357,603.49          36          1.00         589         79.81        12.04      98.11
601 - 625                   565    24,113,755.60          13          4.48         616         92.92        11.00      98.18
626 - 650                 1,264    59,184,324.39           8         10.99         639         94.54        10.57      97.19
651 - 675                 1,851    98,965,577.36           7         18.39         664         94.52        10.53      94.03
676 - 700                 1,791   102,353,098.16           7         19.01         688         95.01        10.09      89.40
701 - 725                 1,573    92,718,732.66           7         17.22         712         95.77         9.74      89.75
726 - 750                 1,159    68,307,447.05           7         12.69         737         94.94         9.61      86.40
751 - 775                   815    43,872,850.44           6          8.15         762         95.04         9.56      83.02
776 - 800                   508    24,852,015.01           8          4.62         786         92.19         9.28      78.24
801 - 825                    92     4,784,862.28          10          0.89         806         88.64         8.72      89.54
-----------------------------------------------------------------------------------------------------------------------------
Total:                   10,315  $538,284,667.97           9        100.00         692         94.01        10.14      90.42
=============================================================================================================================


-----------------------------------------------------------------------------------------------------------------------------
                                       Aggregate             % of Loans by    Weighted      Weighted     Weighted
Product                Number          Scheduled    Weighted     Scheduled     Average Average Comb.      Average    % Owner
(Amort/Maturity Terms) of Loans          Balance Average Age       Balance        FICO           LTV       Coupon   Occupied
-----------------------------------------------------------------------------------------------------------------------------
10/10                        27       580,351.19          16          0.11         668         80.19         9.52      91.37
30/10                        17       332,680.29          52          0.06         595         82.98        11.67     100.00
15/15                       775    23,736,095.67          28          4.41         678         83.02        10.71      88.77
30/15                     6,860   390,737,476.27           8         72.59         692         94.54        10.26      90.39
20/20                       801    34,629,334.20          12          6.43         669         93.62        10.28      98.50
30/20                       201     9,973,861.42           5          1.85         658         97.89        10.31     100.00
25/25                         4       146,773.04          25          0.03         673         84.55         9.01     100.00
30/30                     1,630    78,148,095.89           6         14.52         709         94.55         9.26      86.20
-----------------------------------------------------------------------------------------------------------------------------
Total:                   10,315  $538,284,667.97           9           100         692         94.01        10.14      90.42
=============================================================================================================================


-----------------------------------------------------------------------------------------------------------------------------
                                       Aggregate             % of Loans by    Weighted      Weighted     Weighted
Remaining Term to      Number          Scheduled    Weighted     Scheduled     Average Average Comb.      Average    % Owner
Maturity               of Loans          Balance Average Age       Balance        FICO           LTV       Coupon   Occupied
-----------------------------------------------------------------------------------------------------------------------------
<= 60                         1        11,491.38         128          0.00         809         22.21        10.49     100.00
61 - 120                     68     1,641,228.31          54          0.30         631         70.93        10.63      94.79
121 - 180                 7,615   413,932,920.90           9         76.90         691         93.93        10.29      90.29
181 - 240                   998    44,428,185.74          10          8.25         667         94.70        10.28      98.83
241 - 300                     4       171,395.02          30          0.03         637         72.41         9.34     100.00
301 - 360                 1,629    78,099,446.62           6         14.51         710         94.58         9.26      86.19
-----------------------------------------------------------------------------------------------------------------------------
Total:                   10,315  $538,284,667.97           9        100.00         692         94.01        10.14      90.42
=============================================================================================================================

HEMT                       HOME EQUITY MORTGAGE TRUST
                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


-----------------------------------------------------------------------------------------------------------------------------
                                       Aggregate             % of Loans by    Weighted      Weighted     Weighted
                       Number          Scheduled    Weighted     Scheduled     Average Average Comb.      Average    % Owner
Property Type          of Loans          Balance Average Age       Balance        FICO           LTV       Coupon   Occupied
-----------------------------------------------------------------------------------------------------------------------------
2-4 Family                  833    51,840,194.75           7          9.63         708         93.89        10.62      77.83
Condo                     1,090    50,185,265.03           7          9.32         702         95.38         9.95      85.79
Co-op                         8       333,503.66           5          0.06         751         86.87         9.98      72.14
Manufactured Housing         34       613,954.89          45          0.11         666         66.72        10.66      92.59
PUD                       1,728   101,340,195.22           7         18.83         697         93.78        10.09      89.27
Single Family
Residence                 6,542   330,449,267.15          10         61.39         686         93.91        10.10      93.40
Town House                   80     3,522,287.27           8          0.65         685         97.33        10.12      96.02
-----------------------------------------------------------------------------------------------------------------------------
Total:                   10,315  $538,284,667.97           9        100.00         692         94.01        10.14      90.42
=============================================================================================================================


-----------------------------------------------------------------------------------------------------------------------------
                                       Aggregate             % of Loans by    Weighted      Weighted     Weighted
                       Number          Scheduled    Weighted     Scheduled     Average Average Comb.      Average    % Owner
Occupancy Status       of Loans          Balance Average Age       Balance        FICO           LTV       Coupon   Occupied
-----------------------------------------------------------------------------------------------------------------------------
Investment                1,229    42,674,032.81           7          7.93         718         88.91        11.32       0.00
Primary                   8,892   486,699,951.40           9         90.42         689         94.53        10.03     100.00
Secondary                   194     8,910,683.76           6          1.66         714         90.09        10.58       0.00
-----------------------------------------------------------------------------------------------------------------------------
Total:                   10,315  $538,284,667.97           9        100.00         692         94.01        10.14      90.42
=============================================================================================================================


-----------------------------------------------------------------------------------------------------------------------------
                                       Aggregate             % of Loans by    Weighted      Weighted     Weighted
                       Number          Scheduled    Weighted     Scheduled     Average Average Comb.      Average    % Owner
Purpose                of Loans          Balance Average Age       Balance        FICO           LTV       Coupon   Occupied
-----------------------------------------------------------------------------------------------------------------------------
Construction                  3       305,158.06           4          0.06         705         83.53         8.76     100.00
Purchase                  7,868   415,754,652.87           8         77.24         697         95.46        10.17      89.24
Refinance - Cashout       1,804    94,592,733.27          12         17.57         673         88.32        10.06      94.89
Refinance - Rate/Term       640    27,632,123.77          11          5.13         677         91.87         9.87      92.71
-----------------------------------------------------------------------------------------------------------------------------
Total:                   10,315  $538,284,667.97           9        100.00         692         94.01        10.14      90.42
=============================================================================================================================


-----------------------------------------------------------------------------------------------------------------------------
                                       Aggregate             % of Loans by    Weighted      Weighted     Weighted
                       Number          Scheduled    Weighted     Scheduled     Average Average Comb.      Average    % Owner
Combined LTV - Given   of Loans          Balance Average Age       Balance        FICO           LTV       Coupon   Occupied
-----------------------------------------------------------------------------------------------------------------------------
<= 50.00                    304    10,623,218.50          35          1.97         666         38.13        10.44      93.65
50.01 - 60.00               246     7,467,339.94          47          1.39         644         55.56        11.62      91.47
60.01 - 70.00               273     9,052,215.62          40          1.68         645         64.31        11.07      96.06
70.01 - 80.00               455    19,141,100.12          24          3.56         671         76.49        10.13      81.75
80.01 - 90.00             2,132    86,940,322.00           9         16.15         693         88.68        10.21      63.80
90.01 - 95.00             1,642    82,396,246.02           6         15.31         698         94.62        10.20      82.44
95.01 - 100.00            5,263   322,664,225.77           5         59.94         694         99.90        10.03      99.85
-----------------------------------------------------------------------------------------------------------------------------
Total:                   10,315  $538,284,667.97           9        100.00         692         94.01        10.14      90.42
=============================================================================================================================

HEMT                       HOME EQUITY MORTGAGE TRUST
                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


-----------------------------------------------------------------------------------------------------------------------------
                                       Aggregate             % of Loans by    Weighted      Weighted     Weighted
                       Number          Scheduled    Weighted     Scheduled     Average Average Comb.      Average    % Owner
State                  of Loans          Balance Average Age       Balance        FICO           LTV       Coupon   Occupied
-----------------------------------------------------------------------------------------------------------------------------
California                1,734   147,183,252.01           7         27.34         696         94.15         9.84      95.17
Florida                     877    38,742,352.05           7          7.20         689         93.57        10.38      82.45
New York                    498    36,310,184.82           6          6.75         703         94.14        10.20      91.59
Virginia                    492    32,221,697.81           5          5.99         691         96.38        10.47      93.32
Arizona                     626    28,677,813.83           6          5.33         700         92.77        10.35      76.74
New Jersey                  479    27,820,546.93           5          5.17         694         93.41        10.50      88.10
Illinois                    475    23,288,235.01           7          4.33         694         95.79        10.22      90.71
Maryland                    379    22,287,762.93           6          4.14         691         95.72        10.32      95.42
Nevada                      328    17,886,051.05           7          3.32         692         92.96        10.08      88.41
Washington                  331    16,115,152.10          11          2.99         689         92.87        10.00      94.56
Texas                       543    15,240,802.42          20          2.83         672         91.55        10.65      86.79
Massachusetts               216    13,634,190.50           8          2.53         707         93.89         9.97      88.00
Colorado                    301    13,277,094.18          11          2.47         697         93.66         9.70      86.55
Georgia                     336    11,489,780.17          14          2.13         666         93.18        10.36      89.38
Michigan                    279     9,258,132.90          12          1.72         683         95.80         9.60      95.26
Pennsylvania                278     8,600,184.15          12          1.60         680         92.49        10.51      92.39
North Carolina              214     7,916,002.74          14          1.47         672         94.42        10.26      85.88
Oregon                      199     7,501,957.03          16          1.39         681         89.24        10.09      92.70
Minnesota                   176     7,025,420.65           6          1.31         694         96.10         9.25      91.04
South Carolina              147     5,834,111.45           8          1.08         698         94.56        10.55      71.59
Utah                        139     5,186,987.08          15          0.96         693         93.17        10.56      84.50
Ohio                        184     4,802,977.22          21          0.89         662         95.02        10.38      92.60
Connecticut                  76     3,481,716.66          11          0.65         678         92.11        10.31      86.31
Missouri                     99     3,157,808.76          12          0.59         686         95.69        10.28      89.69
Tennessee                   121     3,180,809.59          23          0.59         658         93.63         9.88      93.39
Wisconsin                    65     2,307,138.57           7          0.43         679         96.06         9.66      96.43
Hawaii                       21     2,274,567.47           5          0.42         698         95.87         9.25     100.00
Rhode Island                 37     2,152,165.18           5          0.40         693         97.92        10.08      93.54
New Hampshire                36     2,037,220.88           7          0.38         693         93.98        10.05      94.93
Indiana                      73     1,984,443.84          18          0.37         656         93.59        10.72      95.87
Idaho                        62     1,790,760.35          19          0.33         676         88.08        11.28      66.57
Alabama                      52     1,717,468.27          11          0.32         703         95.05         9.89      81.45
Delaware                     42     1,694,139.94           6          0.31         696         94.30         9.77      95.05
District of Columbia         23     1,522,431.32           5          0.28         697         96.23        10.14      85.10
New Mexico                   42     1,341,764.31          19          0.25         683         89.12        10.82      80.62
Oklahoma                     53     1,308,818.45          17          0.24         671         93.89        10.16      96.07
Iowa                         46     1,143,964.92          18          0.21         668         97.25        10.49      97.11
Kansas                       35     1,128,956.69          20          0.21         666         91.87         9.66      98.13
Mississippi                  38     1,076,927.84          11          0.20         695         96.54         9.34      98.55
Kentucky                     34       912,415.46          24          0.17         626         94.71        11.76      93.49
Louisiana                    25       625,621.51          19          0.12         670         93.10        10.40      87.37
Maine                        15       580,201.71          10          0.11         671         93.59        11.09      76.33
Nebraska                     24       596,393.45          23          0.11         669         74.66        10.25      94.58

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                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


(Continued on next page)

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                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


(Continued from Previous Page)

----------------------------------------------------------------------------------------------------------------------------
                                       Aggregate             % of Loans by    Weighted       Weighted   Weighted
                      Number of        Scheduled    Weighted     Scheduled     Average  Average Comb.    Average    % Owner
State                     Loans          Balance Average Age       Balance        FICO            LTV     Coupon   Occupied
----------------------------------------------------------------------------------------------------------------------------
Montana                      17       505,649.86          21          0.09         711          89.39      10.83      89.45
Alaska                        7       301,115.41          24          0.06         635          85.36      10.72     100.00
Wyoming                      11       281,267.61          10          0.05         667          93.85      10.46      92.79
Arkansas                      7       227,895.59          10          0.04         662          95.27      10.47     100.00
North Dakota                  6       189,323.39           3          0.04         701          99.45       8.89      92.55
West Virginia                 5       194,344.16           6          0.04         697          98.14       9.96      94.75
Vermont                       5       146,607.20          13          0.03         705          94.38       9.19      89.16
South Dakota                  6       106,369.86          14          0.02         682          94.04      10.46      62.55
Puerto Rico                   1        15,670.69          68          0.00         605          13.79       9.75     100.00
----------------------------------------------------------------------------------------------------------------------------
Total:                   10,315  $538,284,667.97           9        100.00         692          94.01      10.14      90.42
============================================================================================================================


----------------------------------------------------------------------------------------------------------------------------
                                       Aggregate             % of Loans by    Weighted       Weighted   Weighted
Documentation      Number of           Scheduled    Weighted     Scheduled     Average  Average Comb.    Average    % Owner
Type                   Loans             Balance Average Age       Balance        FICO            LTV     Coupon   Occupied
----------------------------------------------------------------------------------------------------------------------------
Full/Alt                  4,264   184,778,946.63          12         34.33         677          93.68       9.44      94.72
Reduced                   4,148   251,317,032.06           6         46.69         700          94.47      10.38      86.17
Stated/Stated             1,366    78,448,746.77           8         14.57         696          95.49      10.54      94.18
NINA                        537    23,739,942.51          14          4.41         706          86.85      11.64      89.38
----------------------------------------------------------------------------------------------------------------------------
Total:                   10,315  $538,284,667.97           9        100.00         692          94.01      10.14      90.42
============================================================================================================================

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                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


-----------------------------------------------------------------------------------------------------------------------------
                                  Aggregate               % of Loans by     Weighted       Weighted     Weighted
Documentation    Number of        Scheduled    Weighted       Scheduled      Average  Average Comb.      Average     % Owner
Type                 Loans          Balance Average Age         Balance         FICO            LTV       Coupon    Occupied
-----------------------------------------------------------------------------------------------------------------------------
5.001 - 5.500            2       140,581.37          20            0.03          715          85.31         5.38      100.00
5.501 - 6.000           12       614,177.95           5            0.11          774          79.38         5.82       27.45
6.001 - 6.500           68     3,319,587.41           6            0.62          729          97.22         6.38       92.47
6.501 - 7.000          100     5,384,267.18           5            1.00          748          88.24         6.86       98.81
7.001 - 7.500          266    14,614,103.72           5            2.71          731          93.30         7.37       97.96
7.501 - 8.000          458    26,253,895.14           6            4.88          722          91.86         7.86       97.89
8.001 - 8.500          680    36,550,217.35           6            6.79          717          93.15         8.34       97.85
8.501 - 9.000        1,116    60,688,658.69           6           11.27          703          95.07         8.83       96.68
9.001 - 9.500        1,028    54,815,133.02           6           10.18          694          95.48         9.33       93.92
9.501 - 10.000       1,332    80,195,549.99           6           14.90          697          96.00         9.85       93.63
10.001 - 10.500      1,124    67,387,802.46           6           12.52          695          96.29        10.33       91.17
10.501 - 11.000        996    54,994,392.71           8           10.22          680          95.15        10.83       88.19
11.001 - 11.500        628    32,465,533.30           9            6.03          680          93.62        11.31       83.89
11.501 - 12.000        625    31,831,354.06          11            5.91          670          93.32        11.83       86.60
12.001 - 12.500        461    20,371,419.60          12            3.78          662          92.70        12.38       84.75
12.501 - 13.000        394    16,321,751.54          15            3.03          669          90.26        12.85       74.28
13.001 - 13.500        517    19,624,484.18          13            3.65          676          90.63        13.27       58.02
13.501 - 14.000        249     6,140,396.78          45            1.14          593          78.24        13.91       91.20
14.001 - 14.500        214     5,501,211.95          52            1.02          597          76.84        14.45       89.20
14.501 - 15.000         35       725,618.74          45            0.13          576          80.42        14.88       88.62
15.001 - 15.500          5       235,735.44          13            0.04          636          91.28        15.29       86.14
15.501 - 16.000          4        83,479.58          34            0.02          594          84.31        15.82      100.00
16.001 - 16.500          1        25,315.81          52            0.00          618          99.22        16.13      100.00
-----------------------------------------------------------------------------------------------------------------------------
Total:              10,315  $538,284,667.97           9          100.00          692          94.01        10.14       90.42
=============================================================================================================================


-----------------------------------------------------------------------------------------------------------------------------
                                  Aggregate               % of Loans by                    Weighted     Weighted
                 Number of        Scheduled    Weighted       Scheduled     Weighted  Average Comb.      Average     % Owner
Lien Position        Loans          Balance Average Age         Balance Average FICO            LTV       Coupon    Occupied
-----------------------------------------------------------------------------------------------------------------------------
1                       12       450,599.29          34            0.08          661          22.57         9.11       92.12
2                   10,303   537,834,068.68           9           99.92          692          94.07        10.14       90.42
-----------------------------------------------------------------------------------------------------------------------------
Total:              10,315  $538,284,667.97           9          100.00          692          94.01        10.14       90.42
=============================================================================================================================


-----------------------------------------------------------------------------------------------------------------------------
                                  Aggregate               % of Loans by                    Weighted     Weighted
                 Number of        Scheduled    Weighted       Scheduled     Weighted  Average Comb.      Average     % Owner
Interest Only        Loans          Balance Average Age         Balance Average FICO            LTV       Coupon    Occupied
-----------------------------------------------------------------------------------------------------------------------------
Yes                    119     8,189,219.01           4            1.52          712          97.62         9.74       96.23
No                  10,196   530,095,448.96           9           98.48          691          93.96        10.14       90.33
-----------------------------------------------------------------------------------------------------------------------------
Total:              10,315  $538,284,667.97           9          100.00          692          94.01        10.14       90.42
=============================================================================================================================

HEMT                       HOME EQUITY MORTGAGE TRUST
                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


-----------------------------------------------------------------------------------------------------------------------------
                                  Aggregate               % of Loans by                    Weighted     Weighted
Interest Only    Number of        Scheduled    Weighted       Scheduled     Weighted  Average Comb.      Average     % Owner
Period               Loans          Balance Average Age         Balance Average FICO            LTV       Coupon    Occupied
-----------------------------------------------------------------------------------------------------------------------------
N/A                 10,196   530,095,448.96           9           98.48          691          93.96        10.14       90.33
60                      35     2,771,085.37           4            0.51          700          97.69        10.54       99.26
72                       1        76,000.00           4            0.01          704         100.00        10.38      100.00
120                     83     5,342,133.64           4            0.99          717          97.55         9.32       94.60
-----------------------------------------------------------------------------------------------------------------------------
Total:              10,315  $538,284,667.97           9          100.00          692          94.01        10.14       90.42
=============================================================================================================================


-----------------------------------------------------------------------------------------------------------------------------
                                  Aggregate               % of Loans by                    Weighted     Weighted
Prepay Penalty   Number of        Scheduled    Weighted       Scheduled     Weighted  Average Comb.      Average     % Owner
Period               Loans          Balance Average Age         Balance Average FICO            LTV       Coupon    Occupied
-----------------------------------------------------------------------------------------------------------------------------
N/A                  7,301   374,138,236.67           8           69.51          697          93.59        10.08       88.45
4                        3       124,347.76           4            0.02          715          95.79        11.99       75.90
6                       92     4,539,206.72           5            0.84          701          94.82        10.89       76.20
12                     426    31,796,242.19           6            5.91          697          96.26        10.15       93.54
24                   1,132    66,042,072.72           8           12.27          679          97.32        10.05       98.57
36                   1,214    57,931,518.05          11           10.76          674          92.81        10.37       93.30
48                       1        21,613.61          43            0.00          636         100.00        12.75      100.00
60                     146     3,691,430.25          48            0.69          615          75.43        12.44       89.66
-----------------------------------------------------------------------------------------------------------------------------
Total:              10,315  $538,284,667.97           9          100.00          692          94.01        10.14       90.42
=============================================================================================================================


-----------------------------------------------------------------------------------------------------------------------------
                 Number of        Aggregate               % of Loans by                    Weighted     Weighted
                     Loans        Scheduled    Weighted       Scheduled     Weighted  Average Comb.      Average     % Owner
Rate Ceiling                        Balance Average Age         Balance Average FICO            LTV       Coupon    Occupied
-----------------------------------------------------------------------------------------------------------------------------
Fixed Rate           9,543   502,060,185.86           9           93.27          690          93.86        10.26       91.05
11.01 - 12.00           13       688,930.52           5            0.13          770          79.10         5.78       35.32
12.01 - 13.00          108     5,407,569.43           6            1.00          737          96.15         6.59       94.20
13.01 - 14.00          212     9,243,045.49           5            1.72          739          97.63         7.59       96.59
14.01 - 15.00          173     8,266,607.65           5            1.54          712          96.20         8.64       82.72
15.01 - 16.00          187     8,584,055.39           5            1.59          692          96.52         9.50       72.84
16.01 - 17.00           61     3,077,789.87           5            0.57          676          94.10        10.53       50.65
17.01 - 18.00           15       842,804.37           5            0.16          633          97.03        11.53       75.32
18.01 - 19.00            3       113,679.39           3            0.02          652          90.94        12.53        0.00
-----------------------------------------------------------------------------------------------------------------------------
Total:              10,315  $538,284,667.97           9          100.00          692          94.01        10.14       90.42
=============================================================================================================================

HEMT                       HOME EQUITY MORTGAGE TRUST
                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


-----------------------------------------------------------------------------------------------------------------------------
                                         Aggregate             % of Loans by    Weighted     Weighted    Weighted
                          Number         Scheduled    Weighted     Scheduled     Average      Average     Average    % Owner
Rate Floor                of Loans         Balance Average Age       Balance        FICO    Comb. LTV      Coupon   Occupied
-----------------------------------------------------------------------------------------------------------------------------
Fixed Rate                   9,543  502,060,185.86           9         93.27         690        93.86       10.26      91.05
2.75                           772   36,224,482.11           5          6.73         714        96.13        8.46      81.57
-----------------------------------------------------------------------------------------------------------------------------
Total:                      10,315 $538,284,667.97           9        100.00         692        94.01       10.14      90.42
=============================================================================================================================


-----------------------------------------------------------------------------------------------------------------------------
                                         Aggregate             % of Loans by    Weighted     Weighted    Weighted
                          Number         Scheduled    Weighted     Scheduled     Average      Average     Average    % Owner
Margin                    of Loans         Balance Average Age       Balance        FICO    Comb. LTV      Coupon   Occupied
-----------------------------------------------------------------------------------------------------------------------------
Fixed Rate                   9,543  502,060,185.86           9         93.27         690        93.86       10.26      91.05
2.75                           772   36,224,482.11           5          6.73         714        96.13        8.46      81.57
-----------------------------------------------------------------------------------------------------------------------------
Total:                      10,315 $538,284,667.97           9        100.00         692        94.01       10.14      90.42
=============================================================================================================================


-----------------------------------------------------------------------------------------------------------------------------
                                         Aggregate             % of Loans by    Weighted     Weighted    Weighted
Original Rate Adjustment  Number         Scheduled    Weighted     Scheduled     Average      Average     Average    % Owner
Period                    of Loans         Balance Average Age       Balance        FICO    Comb. LTV      Coupon   Occupied
-----------------------------------------------------------------------------------------------------------------------------
Fixed Rate                   9,543  502,060,185.86           9         93.27         690        93.86       10.26      91.05
60                             772   36,224,482.11           5          6.73         714        96.13        8.46      81.57
-----------------------------------------------------------------------------------------------------------------------------
Total:                      10,315 $538,284,667.97           9        100.00         692        94.01       10.14      90.42
=============================================================================================================================


-----------------------------------------------------------------------------------------------------------------------------
                                         Aggregate             % of Loans by    Weighted     Weighted    Weighted
                          Number         Scheduled    Weighted     Scheduled     Average      Average     Average    % Owner
Initial Rate Cap          of Loans         Balance Average Age       Balance        FICO    Comb. LTV      Coupon   Occupied
-----------------------------------------------------------------------------------------------------------------------------
Fixed Rate                   9,543  502,060,185.86           9         93.27         690        93.86       10.26      91.05
6                              772   36,224,482.11           5          6.73         714        96.13        8.46      81.57
-----------------------------------------------------------------------------------------------------------------------------
Total:                      10,315 $538,284,667.97           9        100.00         692        94.01       10.14      90.42
=============================================================================================================================


-----------------------------------------------------------------------------------------------------------------------------
                                         Aggregate             % of Loans by    Weighted     Weighted    Weighted
                          Number         Scheduled    Weighted     Scheduled     Average      Average     Average    % Owner
Periodic Rate Cap         of Loans         Balance Average Age       Balance        FICO    Comb. LTV      Coupon   Occupied
-----------------------------------------------------------------------------------------------------------------------------
Fixed Rate                   9,543  502,060,185.86           9         93.27         690        93.86       10.26      91.05
2                              772   36,224,482.11           5          6.73         714        96.13        8.46      81.57
-----------------------------------------------------------------------------------------------------------------------------
Total:                      10,315 $538,284,667.97           9        100.00         692        94.01       10.14      90.42
=============================================================================================================================

HEMT                       HOME EQUITY MORTGAGE TRUST
                     HEMT HOME EQUITY MORTGAGE TRUST 2006-1


-----------------------------------------------------------------------------------------------------------------------------
                                         Aggregate             % of Loans by    Weighted     Weighted    Weighted
                          Number         Scheduled    Weighted     Scheduled     Average      Average     Average    % Owner
Life Cap                  of Loans         Balance Average Age       Balance        FICO    Comb. LTV      Coupon   Occupied
-----------------------------------------------------------------------------------------------------------------------------
Fixed Rate                   9,543  502,060,185.86           9         93.27         690        93.86       10.26      91.05
6                              772   36,224,482.11           5          6.73         714        96.13        8.46      81.57
-----------------------------------------------------------------------------------------------------------------------------
Total:                      10,315 $538,284,667.97           9        100.00         692        94.01       10.14      90.42
=============================================================================================================================


-----------------------------------------------------------------------------------------------------------------------------
                                         Aggregate             % of Loans by    Weighted     Weighted    Weighted
                          Number         Scheduled    Weighted     Scheduled     Average      Average     Average    % Owner
Index Type                of Loans         Balance Average Age       Balance        FICO    Comb. LTV      Coupon   Occupied
-----------------------------------------------------------------------------------------------------------------------------
1 Year Libor                   772   36,224,482.11           5          6.73         714        96.13        8.46      81.57
Fixed Rate                   9,543  502,060,185.86           9         93.27         690        93.86       10.26      91.05
-----------------------------------------------------------------------------------------------------------------------------
Total:                      10,315 $538,284,667.97           9        100.00         692        94.01       10.14      90.42
=============================================================================================================================


-----------------------------------------------------------------------------------------------------------------------------
                                         Aggregate             % of Loans by    Weighted     Weighted    Weighted
                          Number         Scheduled    Weighted     Scheduled     Average      Average     Average    % Owner
Originator                of Loans         Balance Average Age       Balance        FICO    Comb. LTV      Coupon   Occupied
-----------------------------------------------------------------------------------------------------------------------------
Credit Suisse Conduit        3,876  171,533,081.00          14         31.87         689        90.14       10.77      86.73
American Home Mortgage         983   74,991,529.63           4         13.93         707        95.00       10.48      83.80
Encore Credit Corporation      926   57,865,097.28           6         10.75         689        99.71        9.85     100.00
Ohio Savings Bank, FSB         772   36,224,482.11           5          6.73         714        96.13        8.46      81.57
Aames Capital Corporation      689   36,221,625.51           5          6.73         675        97.90        9.58     100.00
Other                        3,069  161,448,852.44           7         29.99         687        94.27        9.91      93.81
-----------------------------------------------------------------------------------------------------------------------------
Total:                      10,315 $538,284,667.97           9        100.00         692        94.01       10.14      90.42
=============================================================================================================================


-----------------------------------------------------------------------------------------------------------------------------
                                         Aggregate             % of Loans by    Weighted     Weighted    Weighted
                          Number         Scheduled    Weighted     Scheduled     Average      Average     Average    % Owner
Servicer                  of Loans         Balance Average Age       Balance        FICO    Comb. LTV      Coupon   Occupied
-----------------------------------------------------------------------------------------------------------------------------
Ocwen Loan Servicing, LLC    3,294  146,868,360.32          11         27.28         686        92.81        9.71      92.38
Wilshire Credit
Corporation                  7,021  391,416,307.65           8         72.72         694        94.46       10.30      89.68
-----------------------------------------------------------------------------------------------------------------------------
Total:                      10,315 $538,284,667.97           9        100.00         692        94.01       10.14      90.42
=============================================================================================================================


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